EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Workflow Management, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (333-57685) of Workflow Management, Inc. of our report dated August 28, 1996 with respect to the balance sheet of Hano Document Printers, Inc. as of December 31, 1995, and the related statements of income, stockholder's equity, and cash flows for the year then ended which report appears in the April 25, 1998 annual report on Form 10-K of Workflow Management, Inc.

/s/KPMG PEAT MARWICK LLP
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Norfolk, Virginia
July 20, 1998